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                                                                     EXHIBIT 5.1

                          MAYNARD, COOPER & GALE, P.C.

                                 April 30, 2002

Computer Programs and Systems, Inc.
6600 Wall Street
Mobile, Alabama 36695

Ladies and Gentlemen:

     We have acted as counsel for Computer Programs and Systems, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-1 and the amendments thereto (Registration No. 333-84726) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of the offer and sale by the Company of up to 1,200,00 shares (the "Company Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), and the offer and sale by the selling stockholders listed in the Registration Statement (the "Selling Stockholders") of up to 2,250,000 shares of Common Stock (the "Selling Stockholder Shares"), to be sold (or, in the case of the 450,000 Selling Stockholder Shares subject to an over-allotment option, subject to sale) pursuant to the terms of the underwriting agreement (the "Underwriting Agreement") to be executed by the Company, the Selling Stockholders, and Morgan Keegan & Company, Inc. and Raymond James & Associates, as representatives of the several underwriters to be named therein (the "Representatives"). The Company Shares and the Selling Stockholder Shares are collectively referred to as the "Shares."

     We have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the offer and sale of the Shares, (iv) the Registration Statement,
(v) the form of the Underwriting Agreement to be executed by the Company, the Selling Stockholders and the Representatives, (vi) the form of Agreement and Plan of Merger and related documents to be executed in connection with the merger of Computer Programs and Systems, Inc., an Alabama corporation ("CPSI-Alabama"), with the Company to effect the reincorporation of CPSI-Alabama in Delaware (the "Reincorporation Merger"), and (vii) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion. We have also reviewed such questions of law as we have deemed necessary or appropriate.

     In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments), will have become effective and

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Computer Programs and Systems, Inc.
April 30, 2002
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(ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus.

     Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Board of Directors of the Company has taken all necessary corporation action to authorize and approve the terms of the offering of the Shares, including the issuance of the Company Shares, and when the Reincorporation Merger is completed in accordance with the documents described above, (i) the Company Shares will be duly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable, and (ii) the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the United States of America, the laws of the State of Alabama and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters."

                                                  Yours very truly,

                                                  Maynard, Cooper & Gale, P.C.


                                                      By: /s/ Gregory S. Curran
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                                                              Gregory S. Curran